Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Contact:

Jon Kimmins, CFO
(510) 723-8639

Ken Dennard
Dennard • Lascar Associates
(713) 529-6600

MEN’S WEARHOUSE DECLARES QUARTERLY CASH DIVIDEND

FREMONT, CA — January 28, 2014 - Men’s Wearhouse (NYSE: MW) announced that its Board of Directors declared a quarterly cash dividend of $0.18 per share on the Company’s common stock, payable on March 28, 2014 to shareholders of record at the close of business on March 18, 2014.

Founded in 1973, Men’s Wearhouse is one of North America’s largest specialty retailers of men’s apparel with 1,133 stores.  The Men’s Wearhouse, Moores and K&G stores carry a full selection of suits, sport coats, furnishings and accessories in exclusive and non-exclusive merchandise brands and Men’s Wearhouse and Tux stores carry a limited selection.  Most K&G stores carry a full selection of women’s apparel.  Tuxedo rentals are available in the Men’s Wearhouse, Moores and Men’s Wearhouse and Tux stores.  Additionally, Men’s Wearhouse operates a global corporate apparel and workwear group consisting of Twin Hill in the United States and Dimensions, Alexandra and Yaffy in the United Kingdom.

For additional information on Men’s Wearhouse, please visit the Company’s websites at www.menswearhouse.com, www.mooresclothing.com, www.kgstores.com, www.twinhill.com, www.dimensions.co.uk and www.alexandra.co.uk.

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